UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

PIEDMONT LITHIUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38427	36-4996461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E Catawba Street Belmont, North Carolina	28012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 461-8000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PLL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Securities.

On February 16, 2023, Piedmont Lithium Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with LG Chem, Ltd. (“LGC”).  Pursuant to the Subscription Agreement, the Company has agreed to sell to LGC 1,096,535 common shares of the Company (representing approximately 5.7% of the Company’s outstanding common shares) at a price of $68.40 per share.  The transaction is expected to close on or about February 24, 2023 and remains subject to customary closing conditions. The Piedmont shares will be issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.  A summary of the terms of the Subscription Agreement is included in the Company’s press release attached as Exhibit 99.1 hereto, which hereby is incorporated by reference in this Item 3.02.

Item 8.01	Other Events.

Also on February 16, 2023, the Company entered into an Offtake Agreement with LGC.  A summary of the terms of the Offtake Agreement is included in the Company’s press release attached as Exhibit 99.1 hereto, which hereby is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: February 16, 2023		/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	President and Chief Executive Officer